Exhibit 23.1 — Consent of Grant Thornton LLP

Consent of Independent Registered Public Accounting Firm

U.S. Global Investors, Inc.

San Antonio, Texas

We have issued our report dated November 16, 2023, with respect to the consolidated financial statements, included in the Annual Report of U.S Global Investors, Inc. on Form 10-K for the year ended June 30, 2023. We consent to the incorporation by reference of said report in the Registration Statements of U.S. Global Investors, Inc. on Form S-8 (No. 033-33012 and 333-25699).

/s/ Grant Thornton LLP

Grant Thornton LLP

Dallas, Texas

November 16, 2023